Exhibit 10.8
CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
BY
ONE ENERGY ENTERPRISES INC.,
as Mortgagor,
TO
THE CRAIG A. STOLLER REVOCABLE LIVING TRUST,
as Mortgagee,
Reference Address:
12385 Township Road 215
Findlay, Ohio 45840
DATED: As of March 27, 2024

COLLATERAL IS OR INCLUDES FIXTURES

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
This MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (“Mortgage”) is made as of March 27, 2024 by ONE ENERGY ENTERPRISES INC., a Delaware corporation, whose principal place of business is located at 12385 Township Road 215, Findlay, Ohio 45840 (“Mortgagor”), to Craig A. Stoller, Trustee of the Craig A. Stoller Revocable Living Trust (the “Mortgagee”), whose mailing address is [***].
WHEREAS, Mortgagor is the owner of fee simple title in and to that certain real property located in Allen Township, Hancock County, State of Ohio which is more fully described in Exhibit A attached hereto and made a part hereof (the “Premises”).
WHEREAS, Mortgagor wishes to provide security to Mortgagee by granting a lien upon the Property (as defined below), to secure Mortgagor’s obligations in the non-recourse promissory note (the “Note”) dated as of the same date as this Mortgage, and which is in the aggregate principal amount of Three Million and 00/100 Dollars ($3,000,000) with interest as provided for in the Note. This Mortgage and the Note are collectively the “Loan Documents.”
NOW, THEREFORE, in order to secure the payment of the indebtedness evidenced by the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor grants, conveys and mortgages to Mortgagee, and agrees that Mortgagee shall have a mortgage and security interest in, and lien upon, all of Mortgagor’s estate, right, title and interest in and to the following property (collectively, the “Property”):
(a)    the Premises, together with any after-acquired title, easement, right of way or right in and to any (i) land lying within the right-of-way of any public street, highway, or road, open or proposed, vacated or otherwise, adjoining the Premises; and (ii) alleys, sidewalks, strips and gores of land adjacent to the Premises; and
(b)    all buildings and structures, and all additions or improvements of every kind and description thereto erected on the Premises, including any fixtures on the Premises.
TO HAVE AND TO HOLD the Property hereby mortgaged, unto the Mortgagee, its successors and assigns, forever, for the uses and purposes herein set forth.
I.    GENERAL AGREEMENTS
I.1    The Mortgagor hereby covenants with the Mortgagee that: (i) at the execution and delivery of this Mortgage, Mortgagor has good and marketable title in and to the Property; (ii) to the best of Mortgagor’s knowledge, the Premises is free from encumbrances and exceptions to title other than those that would be identified in a title commitment covering the Premises, (iii) the Mortgage is a valid and enforceable first lien on the Property; and (iv) that Mortgagor and its successors and assigns shall forever warrant and defend the priority of the Mortgage against the claims and demands of third parties.
I.2    Payment of Indebtedness. Mortgagor shall pay all amounts due and owing by Mortgagor in respect of the amount due under the Note (“Secured Obligation”).

I.3    Payment of Other Obligations. Mortgagor shall pay all amounts and discharge all taxes, assessments, and other governmental charges imposed upon the Property when due and prior to delinquency. If Mortgagor shall fail to do so after written demand from Mortgagee, Mortgagee may pay such amounts not paid by Mortgagor within 30 days of the due date and add the amount so paid to the Secured Obligation. Nothing in this section requires Mortgagor to discharge any obligation so long as Mortgagor is, in good faith, contesting the same.
I.4    Compliance with Law. Mortgagor shall comply with all applicable laws and regulations with respect to the Property where the failure to do so would have a material adverse effect upon the Mortgagor or the Property.
I.5    Condemnation. In the event Mortgagor obtains knowledge of any condemnation or eminent domain proceeding, Mortgagor shall promptly notify Mortgagee, and Mortgagee may participate in any such proceeding. Any award or compensation for Property taken or for damage to Property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by Mortgagee, and any award or compensation shall be applied, at Mortgagor’s sole option, to all or any part of the Secured Obligation, and in any order.
I.6    Insurance; Restoration. Mortgagor cause to be maintained policies of insurance with respect to the Property in an amount not less than the outstanding principal balance of the Note. In the event of loss, Mortgagor shall not adjust, collect or compromise any claims under such policies without the prior written consent of Mortgagee, which shall not be unreasonably withheld, conditioned or delayed.
I.7    Maintenance of Property. Mortgagor shall maintain the Property in such condition as is necessary for the operation of Mortgagor’s business in the ordinary course as is currently being conducted and will make or cause to be made, as and when necessary, all repairs, and replacements.
I.8    Prohibited Transfers. Mortgagor shall not sell, mortgage, pledge, hypothecate, encumber, lease or otherwise transfer the Property, or any part thereof or interest therein, without Mortgagee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless this Mortgage is terminated as part of such transfer or sale.
I.9    Fixtures. This Mortgage constitutes a Security Agreement as that term is used in the Ohio Revised Code (the “Code”) with respect to any part of the Property which may or might now or hereafter be or be deemed to be a fixture. It is intended that as to such fixtures, this Mortgage is intended to be (and shall be effective as) a perfected financing statement and a “fixture filing” for purposes of the Code with respect to the items of Property which are or may become fixtures relating to the Premises upon recording of this Mortgage. The mailing addresses of Mortgagor (Debtor) and Mortgagee (Secured Party) are set forth in the first paragraph hereof. The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The Mortgagor hereby authorizes Mortgagee to cause to be recorded in the County in which the Premises are located this Mortgage, or any fixture filings (including financing statements), as shall be necessary under the Code or otherwise in order to perfect and preserve the priority of Mortgagee’s lien upon the fixtures.
I.10     Releases. Mortgagee may release from the lien created hereby all or any part of the Property, or release from liability any person obligated to repay any of the obligations, without in any way affecting the priority of the lien created hereby.
I.11    Further Assurances. Mortgagor agrees that, upon the request of Mortgagee, it will, at Mortgagor’s sole cost and expense, execute, acknowledge and deliver all such additional instruments and will do or cause to be done all such further acts and things, as may reasonably be necessary to fully effectuate the intent of this Mortgage.
II.    EVENT OF DEFAULT AND REMEDIES
II.1    Event of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder: (i) an “Event of Default” as such term is defined in the Note; and, (ii) failure by Mortgagor to comply with any other provision in this Mortgage, where such failure continues for a period of thirty (30) days after written notice from Mortgagee to Mortgagor, or such longer period as may be reasonably necessary in the case of a default not curable by the exercise of due diligence within such thirty (30) day period.
II.2    Foreclosure and Remedies. Upon the occurrence and during the continuation of an Event of Default, Mortgagee shall have the right to foreclose, and exercise any and all rights, powers or remedies provided in this Mortgage and the Note.
II.3    Remedies Cumulative and Non-Waiver.
(a)    No remedy or right of Mortgagee hereunder or under the Note, or available under applicable law or at equity, shall be exclusive of any other right or remedy. No delay in the exercise of, or omission to exercise, any remedy or right accruing on the occurrence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default, nor shall it affect any subsequent Event of Default of the same or a different nature.
(b)    Mortgagee may elect to subordinate this Mortgage to any encumbrances, as determined or selected by Mortgagee in its sole discretion, and to foreclose this Mortgage subject to any such encumbrances.
II.4    Expenses. Tn any proceeding to foreclose or partially foreclose the lien of this Mortgage, there shall be allowed and included, as additional indebtedness in the judgment or decree resulting therefrom, all reasonable expenses paid or incurred by Mortgagee in the protection of the Property and the exercise of Mortgagee’s rights and remedies hereunder.

II.5    Right of Possession. In addition to its rights and remedies under the Loan Documents, at law and in equity, following the occurrence of an Event of Default and during the continuance thereof, (a) Mortgagee shall be entitled to take actual possession of the Property or any part thereof, personally or by its agent or attorneys, and (b) Mortgagee may apply to a court of appropriate jurisdiction to be placed in possession of all or any part of the Property.
II.6    Appointment of Receiver. In addition to its rights and remedies under the Loan Documents, at law and in equity, if an Event of Default has occurred and is continuing, to the full extent permitted by law, Mortgagee shall be entitled as a matter of right if it so elects to the appointment of a receiver (“Receiver”), upon prior notice to Mortgagor, to enter upon and take possession of the Property, in the manner the court may direct. Any such Receiver shall have all the usual powers and duties of receivers in similar cases. This Mortgage shall secure the Receiver’s fees.
II.7    Rescission of Notice of Default. Mortgagee may from time to time rescind any notice of default or notice of sale before any foreclosure sale as provided above, by executing and delivering to Mortgagor a written notice of such rescission, which such notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale.
II.8    Waiver of Statutory Rights. Mortgagor shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension, or exemption laws, or any so-called “moratorium laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, and Mortgagor hereby waives the benefit of such laws. Mortgagor, for itself and all who may claim through or under it, waives any and all rights to have the Property and estates comprising the Property marshaled upon any foreclosure of the lien of this Mortgage, and agrees that any court having jurisdiction to foreclose such lien may order the Property sold in its entirety.
II.9    Request for Notice. Mortgagor hereby requests a copy of any notice of default and requests that any notice of sale hereunder be mailed to Mortgagor.
III.
MISCELLANEOUS
III.1    Notices. Any notice or other communication provided for under this Note shall be in writing and shall be deemed to be duly given: (i) upon personal delivery to a party if hand delivered, (ii) one (1) business day following delivery to or deposit with, charges prepaid, to a nationally recognized overnight delivery service (such as Federal Express), or (iii) when transmitted, if transmitted by e-mail to the extent receipt is confirmed and a hard copy is also mailed to the Party. For purpose of Notice, the Parties’ respective addresses are as follows:

If to the Borrower: One Energy Enterprises Inc. Attention: Jereme Kent, CEO 12385 Township Rd 215 Findlay, OH 45840 E-mail: [***]	If to the Lender: Craig A. Stoller Revocable Living Trust c/o Craig A. Stoller, Trustee [***] [***] E-mail: [***]
III.2    Time of Essence. Time is of the essence of the performance by Mortgagor of the Obligations under this Mortgage, subject to all applicable notice and cure periods.
III.3    Covenants Run with Land. All of the covenants of this Mortgage shall ran with the land constituting the Premises.
III.4    Governing Law/Venue. This Mortgage shall be governed by, and the rights of the Parties determined in accordance with, the laws of the State of Ohio. The parties hereby irrevocably submit to the jurisdiction of the United States District Court for the Northern District of Ohio and the Hancock County, Ohio Court of Common Pleas over any dispute arising out of or relating to this Mortgage; and each party irrevocably waives a defense of inconvenient forum.
Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR AND MORTGAGEE EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS MORTGAGE.
III.5    Severability. If any provision of this Mortgage, or any paragraph, sentence, clause, phrase, or word, or their application, in any circumstance, is held invalid, the validity of the remainder of this Mortgage shall be construed as if such invalid part were never included.
III.6    Non-Waiver. Unless expressly provided in this Mortgage to the contrary, no consent or waiver, express or implied, by any party, to or of any breach or default by any other party shall be deemed a consent to or waiver of the performance by such defaulting party of any other obligations or the performance by any other party of the same, or of any other, obligations.
III.7    Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorneyinfact, which agency is coupled with an interest, and while any Event of Default exists, to: (i) execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within twenty (20) days after written request by Mortgagee, (ii) perform any obligation of Mortgagor hereunder, however, Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor.

III.8    Headings. The headings of sections and paragraphs in this Mortgage are for convenience or reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions.
III.9    Successors and Assigns. This Mortgage shall be binding upon the parties and their successors, assigns, and all other persons or entities claiming under or through them.
III.10    Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.
III.11    Terms of Note Incorporated. The terms of the Note are incorporated by reference herein as though set forth in full detail. In the event of any inconsistencies between the terms and conditions of this Mortgage and the terms and conditions of the Note, the terms and conditions of the Note shall control and be binding.
III.12    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption shall arise favoring or disfavoring any party.
III.13    Satisfaction of Mortgage Lien, If and when the Mortgagor has paid all of the Secured Obligation, Mortgagee will release the Property from the lien of this Mortgage, whether in whole or in part, in accordance with all applicable Ohio laws.
III.14    Non-Recourse Provision. Notwithstanding anything to the contrary contained herein, this Mortgage is non-recourse and Mortgagee shall have no recourse against Mortgagor or Mortgagor’s other assets (other than the Property) to collect on the obligations due under the Notes. Among other things, Mortgagee shall not seek a deficiency judgment against Mortgagor, it being understood that Mortgagor shall not have any personal liability for payment of the obligations evidenced by the Notes.
III.15    Mechanics Lien Matters. Mortgagee is authorized and empowered to do all things provided to be done by a mortgagee under Section 1311.14 of the Ohio Revised Code, under the other provisions of Chapter 1311 of the Ohio Revised Code, and any amendments, supplements, or successor legislation thereto.

IN WITNESS WHEREOF, the undersigned Mortgagor has executed this Mortgage as of the date set forth above.

ONE ENERGY ENTERPRISES INC., a Delaware corporation

By:	/s/ Jereme Kent

Name: Jereme Kent, CEO

STATE OF OHIO	)
) SS:
COUNTY OF HANCOCK	)
BEFORE ME, a Notary Public, personally appeared Jereme Kent, as CEO of One Energy Enterprises Inc., who acknowledged that he/she did execute the foregoing instrument on behalf of said corporation and that the same is his/her free act and that no oath or affirmation was administered to the signor.
IN TESTIMONY WHEREOF, I have hereunto set my hand and seal as of this

15th
day of April, 2024.

/s/ Brandy Rea
Notary Public

This Instrument Prepared By:
One Energy Enterprises Inc., Matthew W. Warnock, General Counsel, 12385 Township Road 215, Findlay, Ohio 45840